                                                                    Exhibit 25.2

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)

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                           FIRST UNION NATIONAL BANK
                               (Name of Trustee)

  (Jurisdiction of Incorporation or                    22-1147033
 Organization if not a U.S. National         (I.R.S. Employer Identification
                Bank)                                    No.)


 301 South College Street, Charlotte,                  28288-0630
            North Carolina                              (Zip Code)
   (Address of Principal Executive
               Offices)

                               ----------------

                         K. HOVNANIAN ENTERPRISES, INC.
                               (Name of Obligor)


               New Jersey                              22-2423583
        (State of Incorporation)             (I.R.S. Employer Identification
                                                         No.)

  10 Highway 35, PO Box 500 Redbank, NJ                 07701
     (Address of Principal Executive                  (Zip Code)
               Offices)

                               ----------------

                                Debt Securities
                        (Title of Indenture Securities)

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

                                    GENERAL

Item 1. General information.

   Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervisory authority to which it is subject:

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

  (b) Whether it is authorized to exercise corporate trust powers.

    The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

Item 3. Voting Securities of the Trustee.

   Furnish the following information as to each class of voting securities of the trustee:

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
                   Col. A                                          Col. B
-------------------------------------------------------------------------------
               Title of Class                                Amount Outstanding
-------------------------------------------------------------------------------

   Not applicable

Item 4. Trusteeship under Other Indentures:

   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

   (a) Title of the securities outstanding under each such other indenture.

   Not Applicable

   (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

   Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

   If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

   Not Applicable

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

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

   Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

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
       Col. A                  Col. B                 Col. C                Col. D.
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
                                                                         Percentage of
                                                                       Voting securities
                                                                         represented by
                                                   Amount owned       amount given in Col.
    Name of Owner          Title of Class          beneficially                C
------------------------------------------------------------------------------------------

   Not Applicable

Item 7. Voting Securities of the Trustee Owned by Underwriters or their
       Officials.

   Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

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
       Col. A                  Col. B                 Col. C                 Col. D
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
                                                                         Percentage of
                                                                       Voting securities
                                                                         represented by
                                                   Amount owned       amount given in Col.
    Name of Owner          Title of Class          beneficially                C
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

   Not Applicable

Item 8. Securities of the Obligor Owned or Held by the Trustee.

   Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

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
       Col. A                  Col. B                 Col. C                 Col. D
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
                                                   Amount owned
                            Whether the            beneficially
                             securities       or held as collateral     Percent of class
                             are voting           obligations in         represented by
   Not Applicable          or non voting        default by Trustee     amt given in Col C
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

Item 9. Securities of the Underwriters Owned or Held by the Trustee.

   If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

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
       Col. A                  Col. B                 Col. C                 Col. D
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
                                                   Amount owned
                                                   beneficially
                                              or held as collateral
       Name of                                     security for         Percent of class
     issuer and                Amount              obligations           represented by
   title of class           outstanding       in default by Trustee   amount given Col. C
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

   Not applicable

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

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

   If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

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
       Col. A                  Col. B                 Col. C                 Col. D
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
                                                   Amount owned
                                                   beneficially            Percent of
                                              or held as collateral    Voting securities
       Name of                                     security for          represented by
     issuer and                Amount              obligations        amount given in Col.
   title of class           outstanding       in default by Trustee            C
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

   Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

   If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

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
       Col. A                  Col. B                 Col. C                 Col. D
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
                                                   Amount owned
                                                   beneficially
                                              or held as collateral
       Name of                                     security for         Percent of class
     issuer and                Amount              obligations       represented by amount
   title of class           outstanding       in default by Trustee     given in Col. C
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

   Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee.

   Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

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
           Col. A                        Col. B                        Col. C
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
   Nature of indebtedness          Amount outstanding                 Date due
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

   Not Applicable

Item 13. Defaults by the Obligor.

   (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

   None

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   (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

   None

Item 14. Affiliations with the Underwriters.

   If any underwriter is an affiliate of the trustee, describe each such affiliation.

   Not Applicable

Item 15. Foreign Trustee.

   Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

   Not Applicable

Item 16. Lists of Exhibits.

    1* --Copy of Articles of Association of the Trustee as now in effect.
    2 --No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
    3* --Copy of the authorization of the Trustee to exercise corporate trust powers.
    4* --Copy of the existing By-Laws of the Trustee, as now in effect.
    5  --Not applicable.
    6  --The consent of the Trustee required by Section 321 (b) of the Act.
    7* --A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
    8  --Not Applicable
    9  --Not Applicable

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* Exhibits thus designated have heretofore been filed with the Securities and
 Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-72899).

   In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

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

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Morristown, and State of New Jersey, on the 16th day of April, 1999.

   (CORPORATE SEAL)
                                        First Union National Bank

                                        (Trustee)

                                        By: /s/ Stephanie Roche
                                          -------------------------------------
                                               Vice President

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

                                  Exhibit T-6

                               CONSENT OF TRUSTEE

   Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of K. Hovnanian Enterprises, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                  First Union National Bank

                                                  By:  /s/ Stephanie Roche
                                                    ---------------------------
                                                          Vice President

Morristown, NJ

April 16, 1999

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